Exhibit 99.1

For Immediate Release
---------------------

           European Summit Precedes Announcement of Results of a Major Cancer Study and Further Research for Three Other Cancer Sites

    SALT LAKE CITY, May 1 /PRNewswire-FirstCall/ -- BSD Medical Corp.
(Amex: BSM) today announced that a summit meeting called at Atzelberg Castle near Erlangen, Germany involving leading European medical and radiation oncologists has concluded. The purpose of the meeting was to review the results and strategies for major research involving hyperthermia therapy in treating cancer. The results of a 340-patient Phase III study involving high-risk soft tissue sarcoma patients were presented and reviewed, along with initiatives for important research efforts in treating several other cancers.

    The results of the Phase III sarcoma trial will be publicly released at the American Society of Clinical Oncology (ASCO) 2007 Annual Meeting to be held in Chicago June 1-5. The ASCO Annual Meeting is considered the premier educational and scientific event in the oncology community, hosting attendees from all over the world. BSD Medical will also sponsor a press conference following the announcement of the results of the study.

    Other important research on the use of hyperthermia therapy in treating cancer was a particular focus of the summit meeting. Of greatest emphasis was the progress on research of better treatments for pancreatic cancer, colon/rectal cancer and bladder cancer. In a Phase II Clinical trial at the University of Munich Medical School, 12 patients with advanced or metastatic pancreatic cancer who had already failed in the first line treatment with chemotherapy were given chemotherapy in conjunction with hyperthermia therapy. The one year event-free survival rate was 32% compared to an expected 18% survival rate at one year. A plan for expanding this research has been advanced. Another area of considerable interest is sparing bladder cancer patients the life-debilitating handicap of bladder removal as well as improving survival rates for bladder cancer. In research involving 44 patients at Erlangen University Medical School, after removing the bladder tumor through the urethra, the remaining cancer cells were treated with combined chemotherapy and/or radiation plus hyperthermia therapy using the BSD-2000, with a complete remission rate of 96%-100% for T1 and T2 tumors. Research at Charite University Medical School of Humboldt University in Berlin and at other locations is being conducted on the treatment of rectal cancer with combined hyperthermia, radiation and chemotherapy. The Berlin site is equipped with BSD Medical's most technologically-sophisticated system, a BSD-2000 integrated with a magnetic resonance imaging system (the BSD-2000/3D/MRI), allowing a state-of-the-art approach to research on hyperthermia therapy.

    About BSD Medical Corporation

    BSD Medical develops systems that deliver precision-guided radiofrequency
(RF) and microwave energy into diseased sites of the body, raising them to specified temperatures as required by a variety of medical therapies. These systems have been strategically engineered to offer hospitals and clinics a complete solution for thermal treatment of cancer as provided through microwave/RF systems. BSD Medical's cancer therapy systems have been used in thousands of treatments for cancer throughout the world, and have been recognized for their innovation, including receipt of the Frost and Sullivan "Technology Innovation of the Year Award" for cancer therapy devices. For further information about BSD Medical visit www.BSDMedical.com.

    Statements contained in this press release that are not historical facts are forward-looking statements, as that item is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

SOURCE  BSD Medical Corp.
    -0-                             05/01/2007
    /CONTACT: Hyrum A. Mead of BSD Medical Corp., +1-801-972-5555, or fax, +1-801-972-5930, investor@bsdmc.com/
    /Web site:  http://www.BSDMedical.com /
    (BSM)